EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

National General Holdings Corp.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-194493) and Form S-3ASR (No. 333-224717) of National General Holdings Corp. of our report dated March 23, 2017 (except for the revisions of previously issued financial statements described in Note 3 to the 2017 financial statements which are not presented herein which is as of February 26, 2018) relating to the consolidated financial statements and financial statement schedules which appears in this Form 10-K.

/s/ BDO USA, LLP
New York, New York
February 25, 2019